Exhibit 99.1

News Release

Community Healthcare Trust Announces Results for the Three Months Ended September 30, 2018

FRANKLIN, Tenn., November 6, 2018 / PRNewswire / -- Community Healthcare Trust Incorporated (NYSE: CHCT) (the "Company") today announced results for the three months ended September 30, 2018. The Company reported net income for the third quarter of approximately $2.0 million, or $0.10 per diluted common share. Funds from operations, normalized funds from operations, and adjusted funds from operations ("AFFO") for the three months ended September 30, 2018 totaled $0.39, $0.39, and $0.40, respectively, per diluted common share.

Highlights include:

•
As previously disclosed, the Company entered into an at-the-market offering program ("ATM Program") with six investment banks under which the Company may issue and sell shares of its common stock having an aggregate gross sales price of up to $100.0 million.

•
During the third quarter of 2018, the Company issued, through its ATM Program, 234,000 shares of common stock at an average gross sales price of $31.17 per share and received net proceeds of approximately $7.1 million at an approximate 5.27% current equity yield.

•
During the third quarter of 2018, the Company acquired two real estate properties totaling approximately 37,000 square feet for an aggregate purchase price and cash consideration of approximately $6.7 million. Upon acquisition, the properties were 93.4% leased in the aggregate with lease expirations ranging from 2021 through 2023. Transaction costs totaling approximately $0.1 million related to these acquisitions were capitalized in the period and included in real estate assets.

•
The Company has 11 properties under definitive purchase agreements for an aggregate expected purchase price of approximately $24.0 million. The Company's expected aggregate returns on these investments range from approximately 9.0% to 9.5%. The Company anticipates the properties will close during the fourth quarter of 2018. However, the Company is currently performing due diligence procedures customary for these types of transactions and cannot provide assurance as to the timing of when, or whether, the transaction will actually close.

•
The Company also has five properties under definitive purchase agreements, to be acquired after completion and occupancy, for an aggregate expected purchase price of approximately $103.0 million. The Company's expected aggregate returns on these investments range from approximately 9.4% to 11.0%. The Company expects to close these properties through the end of 2019; however, the Company cannot provide assurance as to the timing of when, or whether, these transactions will actually close.

•
On November 1, 2018, the Company’s Board of Directors declared a quarterly common stock dividend in the amount of $0.405 per share. The dividend is payable on November 30, 2018 to stockholders of record on November 16, 2018.

About Community Healthcare Trust Incorporated

Community Healthcare Trust Incorporated is a real estate investment trust that focuses on owning income-producing real estate properties associated primarily with the delivery of outpatient healthcare services in non-urban markets throughout the United States. The Company had investments of approximately $424.2 million in 93 real estate properties as of September 30, 2018, located in 28 states, totaling approximately 2.1 million square feet.
Additional information regarding the Company, including this quarter's operations, can be found at www.chct.reit.  Please contact the Company at 615-771-3052 to request a printed copy of this information.

Cautionary Note Regarding Forward-Looking Statements
This press release contains statements that are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are generally identifiable by use of forward-looking terminology such as "believes", "expects", "may", "should", "seeks", "approximately", "intends", "plans", "estimates", "anticipates" or other similar words or expressions, including the negative thereof. Forward-looking statements are based on certain assumptions and can include future expectations, future plans and strategies, financial and operating projections or other forward-looking information. Such forward-looking statements reflect management’s current beliefs and are based on information currently available to management. Because forward-looking statements relate to future events, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of the Company's control. Thus, the Company’s actual results and financial condition may differ materially from those indicated in such forward-looking statements. Some factors that might cause such a difference include the following: general volatility of the capital markets and the market price of the Company's common stock, changes in the Company's business strategy, availability, terms and deployment of capital, the Company's ability to refinance existing indebtedness at or prior to maturity on favorable terms, or at all, changes in the real estate industry in general, interest rates or the general economy, adverse developments related to the healthcare industry, the degree and nature of the Company's competition, the ability to consummate acquisitions under contract and the other factors described in the section entitled "Risk Factors" in the Company's Annual Report on Form 10-K for the year ended December 31, 2017 and the Company's other filings with the Securities and Exchange Commission from time to time. Readers are therefore cautioned not to place undue reliance on the forward-looking statements contained herein which speak only as of the date hereof. The Company intends these forward-looking statements to speak only as of the time of this release and the Company undertakes no obligation to update forward-looking statements, whether as a result of new information, future developments, or otherwise, except as may be required by law.

COMMUNITY HEALTHCARE TRUST INCORPORATED
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)
(Dollars in thousands, except per share amounts)

	September 30, 2018	December 31, 2017

ASSETS
Real estate properties:
Land and land improvements	$47,748	$44,419
Buildings, improvements, and lease intangibles	376,310	343,955
Personal property	132	112
Total real estate properties	424,190	388,486
Less accumulated depreciation	(50,607)	(36,136)
Total real estate properties, net	373,583	352,350
Cash and cash equivalents	1,006	2,130
Mortgage note receivable, net	—	10,633
Other assets, net	40,711	20,653
Total assets	$415,300	$385,766

LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities
Debt, net	$127,449	$93,353
Accounts payable and accrued liabilities	3,818	4,056
Other liabilities	4,716	4,983
Total liabilities	135,983	102,392

Commitments and contingencies

Stockholders' Equity
Preferred stock, $0.01 par value; 50,000,000 shares authorized; none issued and outstanding	—	—
Common stock, $0.01 par value; 450,000,000 shares authorized; 18,533,802 and 18,085,798 shares issued and outstanding at September 30, 2018 and December 31, 2017, respectively	185	181
Additional paid-in capital	333,468	324,303
Cumulative net income	11,063	4,775
Accumulated other comprehensive loss	2,612	258
Cumulative dividends	(68,011)	(46,143)
Total stockholders’ equity	279,317	283,374
Total liabilities and stockholders' equity	$415,300	$385,766

The Condensed Consolidated Balance Sheets do not include all of the information and footnotes required by accounting principles generally accepted in the United States of America for complete financial statements.

COMMUNITY HEALTHCARE TRUST INCORPORATED
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2018 AND 2017
(Unaudited)
(Amounts in thousands, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
REVENUES
Rental income	$10,225	$8,012	$30,080	$21,968
Tenant reimbursements	1,701	1,158	4,731	3,620
Mortgage interest	—	255	—	774
Other operating interest	679	19	1,625	19
	12,605	9,444	36,436	26,381

EXPENSES
Property operating	2,627	2,225	7,497	6,103
General and administrative	1,395	1,069	4,092	2,674
Depreciation and amortization	4,925	4,544	14,471	12,749
Bad debts	68	—	68	67
	9,015	7,838	26,128	21,593
OTHER INCOME (EXPENSE)
Interest expense	(1,643)	(1,091)	(4,482)	(2,897)
Other income (expense)	52	64	462	67
	(1,591)	(1,027)	(4,020)	(2,830)
NET INCOME	$1,999	$579	$6,288	$1,958

NET INCOME PER COMMON SHARE:
Net income per common share – Basic	$0.10	$0.02	$0.31	$0.10
Net income per common share – Diluted	$0.10	$0.02	$0.31	$0.10
WEIGHTED AVERAGE COMMON SHARE OUTSTANDING-BASIC	17,670	16,242	17,696	13,884
WEIGHTED AVERAGE COMMON SHARE OUTSTANDING-DILUTED	17,670	16,242	17,696	13,884

The Condensed Consolidated Statements of Income do not include all of the information and footnotes required by accounting principles generally accepted in the United States of America for complete financial statements.

COMMUNITY HEALTHCARE TRUST INCORPORATED
RECONCILIATION OF FFO, NORMALIZED FFO, and AFFO (1)
(Amounts in thousands, except per share amounts)
(Unaudited)

	Three Months Ended September 30,
	2018	2017
Net income	$1,999	$579
Real estate depreciation and amortization	4,918	4,539
Total adjustments	4,918	4,539
Funds From Operations	$6,917	$5,118
Transaction costs	—	11
Normalized Funds From Operations	$6,917	$5,129
Straight line rent	(359)	(417)
Deferred compensation	690	395
AFFO	$7,248	$5,107
Funds from Operations per Common Share-Diluted	$0.39	$0.31
Normalized Funds From Operations Per Common Share-Diluted	$0.39	$0.31
AFFO Per Common Share-Diluted	$0.40	$0.31
Weighted Average Common Shares Outstanding-Diluted (2)	17,948	16,402

(1)
Historical cost accounting for real estate assets implicitly assumes that the value of real estate assets diminishes predictably over time. However, since real estate values have historically risen or fallen with market conditions, many industry investors deem presentations of operating results for real estate companies that use historical cost accounting to be insufficient by themselves. For that reason, the Company considers funds from operations ("FFO"), normalized FFO and adjusted funds from operations ("AFFO") to be appropriate measures of operating performance of an equity real estate investment trust ("REIT"). In particular, the Company believes that normalized FFO and AFFO are useful because they allow investors, analysts and Company management to compare the Company's operating performance to the operating performance of other real estate companies and between periods on a consistent basis without having to account for differences caused by unanticipated items and other events.

The Company uses the National Association of Real Estate Investment Trusts, Inc. ("NAREIT") definition of FFO. FFO and FFO per share are operating performance measures adopted by NAREIT. NAREIT defines FFO as the most commonly accepted and reported measure of a REIT's operating performance equal to "net income (computed in accordance with GAAP), excluding gains (or losses) from sales of property, plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures." The Company has included normalized FFO which it has defined as FFO excluding certain expenses related to closing costs of properties acquired accounted for as business combinations and mortgages funded and has included AFFO which it has defined as normalized FFO excluding straight-line rent and deferred compensation and may include other non-cash items from time to time. Normalized FFO and AFFO presented herein may not be comparable to similar measures presented by other real estate companies due to the fact that not all real estate companies use the same definitions.

FFO, normalized FFO and AFFO should not be considered as alternatives to net income (determined in accordance with GAAP) as indicators of the Company's financial performance or as alternatives to cash flow from operating activities (determined in accordance with GAAP) as measures of the Company’s liquidity, nor are they necessarily indicative of sufficient cash flow to fund all of the Company’s needs. The Company believes that in order to facilitate a clear understanding of the consolidated historical operating results of the Company, FFO, normalized FFO and AFFO should be examined in conjunction with net income as presented elsewhere herein.

(2)	Diluted weighted average common shares outstanding for FFO are calculated based on the treasury method, rather than the 2-class method used to calculate earnings per share.

CONTACT: W. Page Barnes, 615-771-3052
SOURCE: Community Healthcare Trust Incorporated